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                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549




               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




                                Illumina, Inc.
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            (Exact name of Registrant as specified in its charter)

California (before reincorporation)
Delaware (after reincorporation)                       33-0804655
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(State of Incorporation or organization)  (I.R.S. Employer Identification No.)



9390 Towne Center Drive, Suite 200, San Diego, CA               92121
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  (Address of principal executive offices)                   (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


                                     NONE
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Securities to be registered pursuant to Section 12(g) of the Act:

                            COMMON STOCK, $0.01 PAR VALUE
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Item 1.  Description of Registrant's Securities to be Registered.
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     Incorporated by reference to Description of Capital Stock section and
     Shares Eligible for Future Sales sections on pages 47 to 52 of the Registrant's Registration Statement on Form S-1 filed with the Securities and Exchange Commission on March 1, 2000, as amended (file number 333-33922) (the "S-1 Registration Statement").

Item 2.  Exhibits.
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     The following exhibit is filed as a part of this Registration Statement:

     *1.1  Form of Registrant's Common Stock Certificate

     *2.1 Form of Restated Certificate of Incorporation of Registrant to be filed with the Secretary of State of Delaware upon closing of the Registrant's initial public offering.

     *2.2 Form of Bylaws of Registrant to be in effect upon closing of the Registrant's initial public offering.

     *2.3 Restated Investor Rights Agreement dated December 16, 1999 between Registrant and certain stockholders.

*  Incorporated by reference to the Exhibits in the S-1 Registration Statement.

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                                   SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Dated:  April 14, 2000        Illumina, Inc.


                              By:  /s/ Jay Flatley
                                   --------------------------------
                                    Jay Flatley
                                    Chief Executive Officer